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                                                                     Exhibit 99

                               Ford Motor Company

                   2002 NORTH AMERICAN AND OVERSEAS PRODUCTION
                   -------------------------------------------
                                                                                                Memo:
                                                        2002 Actual           2002 Planned  2003 Planned
                                             -------------------------------  ------------  ------------
                                               First     Second     Third       Fourth          First
                                              Quarter    Quarter    Quarter     Quarter        Quarter
                                             --------   --------   ---------  ------------  ------------
                                               (000)      (000)      (000)      (000)           (000)

North American Production and Imports*

Car                                              392        426      316        300             290

Truck                                            660        749      635        640             710
                                             -------    -------  -------    -------         -------
   North American Production                   1,052      1,175      951        940           1,000

Imports (Volvo, Jaguar, Land Rover, Fiesta)       63         73       80         76
                                             -------    -------  -------    -------

   Total North America (Incl. Imports)         1,115      1,248    1,031      1,016

Overseas Vehicle Production                      612        666      593        716
                                             -------    -------  -------    -------

Ford Worldwide                                 1,727      1,914    1,624      1,732
                                             =======    =======  =======    =======

Over/(Under) Prior
------------------
   North America
                  Units:
                  - Forecast                       0          0        0       (25)
                  - Quarter                       21        133    (217)       (15)
                  - Year                        (13)         47      163       (78)

                  Percentage:
                  - Forecast                      0%         0%       1%       (2)%
                  - Quarter                       2%        12%    (17)%       (1)%
                  - Year                        (1)%         4%      19%       (7)%

   Overseas
                  Units:
                  - Forecast                      0           0     (39)         0
                  - Quarter                     (57)         54     (73)       123
                  - Year                        (87)       (50)      13         47

                  Percentage:
                  - Forecast                      0%         0%     (6)%         0%
                  - Quarter                     (9)%         9%    (11)%        21%
                  - Year                       (12)%       (7)%       2%         7%

   Worldwide
                  Units:
                  - Forecast                       0          0     (30)       (25)
                  - Quarter                     (36)        187    (290)       108
                  - Year                       (100)        (3)      176       (31)

                  Percentage:
                  - Forecast                      0%         0%     (2)%       (1)%
                  - Quarter                     (2)%        11%    (15)%         7%
                  - Year                        (5)%       (0)%      12%       (2)%

- - -
*Includes units produced for other manufacturers (e.g. Mazda and Nissan)

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                                                             Investor Relations
                                                                       12/03/02